Exhibit 1.01 AVANTOR, INC. Conflict Minerals Report For the reporting period from January 1, 2023 to December 31, 2023 This Conflict Minerals Report (the “Report”) of Avantor, Inc. (the “Company,” “we,” “us,” “our” and “Avantor”) for the reporting period January 1, 2023 to December 31, 2023 has been prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). Rule 13p-1 imposes certain reporting obligations on registrants who manufacture or contract to manufacture products that contain conflict minerals (namely gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten, collectively known as “Conflict Minerals” or “3TG”) which are necessary to the functionality or production of their products. If a registrant can establish that the Conflict Minerals in its products originated from sources other than the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”), or from recycled and scrap sources, the registrant must submit a specialized disclosure report on Form SD that describes the steps that the registrant took to determine the origin of the Conflict Minerals in its products. Cautionary Statement About Forward-Looking Statements Certain statements included in this Report are “forward-looking statements” within the meaning of the United States federal securities laws. All statements other than historical factual information are forward-looking statements. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward- looking statements are not guarantees of future outcomes; actual outcomes may differ materially from the outcomes contemplated by our forward-looking statements, and you should not place undue reliance on any such forward-looking statements. Information regarding the factors that may cause actual outcomes to differ materially from these forward-looking statements is available in our SEC filings, including our 2023 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the first quarter of 2024. These forward-looking statements speak only as of the date of this report and except as required by applicable law the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise. 1. Products Overview Avantor is a global provider of mission-critical products and services to the life sciences and advanced technology industries. Our portfolio contains over six million products and is a mix of products we make as well as finished goods from suppliers across the globe. This Report relates to products (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2023. Avantor is dedicated to tracing the origin of these metals to ensure its sourcing practices do not support conflict or human rights abuses in the Covered Countries. In order to manage the scope of this task, the Company relies on its suppliers to provide information on the origin of the 3TG contained in the components and products supplied to us, including sources of 3TG that are supplied to them from sub- tier suppliers. Avantor publishes its Conflict Minerals Statement which articulates the conflict minerals supply chain due diligence process and the Company’s commitment to reporting obligations regarding conflict minerals. The Conflict Minerals Statement can be found on the Company’s website at www.avantorsciences.com under Sustainability: Governance & Integrity: Responsible Supplier Program. 2. Reasonable Country of Origin Inquiry In 2023, to conduct the reasonable country of origin inquiry (“RCOI”), Avantor hired a Responsible Supplier Program Coordinator (“RSP Coordinator”) whose responsibilities included managing the RCOI process. Led by the RSP Coordinator, Avantor conducted a RCOI, by assessing which products in its supply chain might contain 3TG using trade codes and reaching out to those in-scope suppliers to collect information regarding the presence and sourcing of 3TG used in the components, raw materials and products supplied to the Company. Suppliers were requested to use the latest version of the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (“CMRT”) to identify 3TG smelters or refiners and associated countries of origin. The CMRT includes questions regarding the supplier’s conflict-free sourcing policy, the engagement process with its suppliers, and identification of smelters used by the supplier. The RSP Coordinator examined the responses for credibility, coherence, and gaps as per the outlined procedures. If the responses received were not as per the required guidelines, then the RSP Coordinator contacted the supplier for further information or response. To obtain as many accurate and comprehensive responses as possible, the survey communication email sent to suppliers incorporated a training page with links to training resources and educational materials on how to properly complete the CMRT form. As part of its assessment, Avantor identified suppliers comprising approximately 29% of its revenue as producing products at risk for Conflict Mineral content. During the due diligence process, the Company’s sourcing team, led by the RSP Coordinator, contacted certain non-responsive suppliers to provide further guidance and encourage those suppliers to complete the CMRT. Despite having conducted a good faith RCOI and due diligence process, only 54% of Avantor’s in-scope suppliers responded with a valid CMRT. In response to Avantor’s outreach efforts, certain suppliers answered that they should be considered out of scope and were not prepared to complete a CMRT. Based on the results of the RCOI, Avantor cannot exclude the possibility that some of these Conflict Minerals may have originated in the Covered Countries and are not from recycled or scrap sources. Using the due diligence processes described below, Avantor hopes to promote additional transparency with its suppliers.

3. Due Diligence Design of Due Diligence Framework The Company conducted due diligence on the source and chain of custody of the Conflict Minerals identified in its RCOI based on the Organization for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements (the “OECD Guidance”). Avantor adopted a five-step due diligence process in accordance with the OECD guidelines. Step 1: Establish strong company management systems Step 2: Identify and assess risk in the supply chain Step 3: Design and implement a strategy to respond to identified risks Step 4: Carry out independent third-party audits of supply chain due diligence at identified points in the supply chain Step 5: Report annually on supply chain due diligence Diligence Measures Performed As outlined below, Avantor has undertaken the following due diligence measures with respect to Conflict Minerals in line with the five-step due diligence process. Step One: Establish strong company management systems. • Avantor published its requirements in relation to human rights protection on its website under Avantor’s Responsible Supplier Code of Conduct, Human Rights Statement for Supply Chain and Conflict Minerals Statement. • Avantor appointed an executive team sponsor for its RSP and sustainable sourcing practices. • Avantor hired a RSP Coordinator who is responsible for managing Avantor’s Conflict Minerals campaign and due diligence monitoring process. • Avantor licensed a new supplier relations management tool to provide greater oversight of response rates and improve the efficiency of supplier risk identification and extraction of data to inform the Company’s Conflict Minerals campaign. Step Two: Identify and assess risk in the supply chain. • Avantor included Conflict Minerals risk identification in its social monitoring practices and uses a third-party due diligence software to assess its supply chain for Conflict Minerals risks annually. • Avantor requested that its in-scope Conflict Minerals suppliers provide a CMRT to collect information about the smelters of 3TG used in its products. • Avantor assessed the CMRTs received from its in-scope suppliers for completeness and reasonableness and conducted additional fact finding to ensure that all smelters in Avantor’s supply chain are on the RMI conformant list. Step Three: Design and implement a strategy to respond to identified risks. • Avantor encouraged its in-scope suppliers to adopt policies and practices which support a conflict-free supply chain and included Conflict Minerals practices and obligations in its supplier contracts.

• Avantor developed a training plan for its suppliers designed to ensure that those suppliers operating in high-risk markets or in-scope of Conflict Minerals improve their human rights protection capacity. • Avantor continued to improve its Conflict Minerals due diligence process to improve access to data in order to be better positioned to identify and mitigate risks. Step Four: Carry out independent third-party audits of supply chain due diligence at identified points in the supply chain. • Avantor relied upon the RMI to validate that companies meet the criteria of a smelter and conform to the Responsible Minerals Assurance Process. • Avantor invested in its own assurance team to audit its private label suppliers and those suppliers which are identified as posing a potential high-risk to human rights in accordance with its social monitoring practices. Step Five: Report annually on supply chain due diligence. • Based upon the outputs of Avantor’s Conflict Minerals risk management practices, a Form SD and this Conflict Minerals Report were prepared. This report is posted on our website and provided to our Sustainability Committee and RSP executive team sponsor. • Reported risk management findings to senior management of the Company. Annual Report on Supply Chain Due Diligence In accordance with Section 5 of the OECD Guidance, this Conflict Minerals Report has been filed with the U.S. Securities and Exchange Commission. The Conflict Minerals Report is also available at www.avantorsciences.com (under Investors: Financials: SEC Filings). Future Due Diligence Measures Avantor is committed to continuously improving upon its supply chain due diligence efforts and expects to implement the following measures: • Continue to seek to include in new supplier contracts a commitment by the supplier to take steps necessary to enable Avantor to comply with Rule 13p-1; • Continue to communicate expectations with regard to supplier performance, transparency and sourcing; • Continue to use its new software tool to increase response rates for its RCOI process; • Continue to compare its RCOI results to information collected via independent conflict-free smelter validation programs, such as the RMI Conformant Smelter & Refiner Lists; • Integrate, consolidate and align Conflict Mineral surveying, tracking and reporting amongst all manufacturing sites; • Support plans for in-scope suppliers to transition to conformant smelters; and • Continue to engage and guide those suppliers with at risk products which are yet to design and implement their own due diligence practices.